Exhibit 99.1

CIMG Inc. Completes the Previously Announced Sale of $55 Million of its Common Stock for 500 Bitcoin

BEIJING, China, September 2, 2025 – CIMG Inc. (“CIMG” or the “Company”) (Nasdaq: IMG), a business group specializing in digital health and sales development, which utilizes technology and marketing to enhance its partners’ sales growth and commercial value, today announced that on September 2, 2025, it closed the previously announced sale of sale of 220 million shares of its common stock at $0.25 per share for gross proceeds of $55,000,000 in exchange for 500 Bitcoin.

The Board of Directors of CIMG Inc. stated, “The receipt of Bitcoin in payment for shares of the Company’s common stock is part of the Company’s financial management strategy. We are committed to a long-term Bitcoin holding strategy, building a robust Bitcoin reserve through a sound financial system to establish a solid value foundation for our investors.”

Wang Jianshuang, the Chairwoman of the Board of Directors and Chief Executive Officer of CIMG, commented, “The growth and recognition of Bitcoin have revealed opportunities for traditional enterprises to integrate organically with the innovative blockchain ecosystem. We aim to pioneer a new era of Bitcoin financial applications and become one of the companies engaged in Bitcoin finance.”

“Moving forward, the Company intends to continue to increase its digital asset reserves and pursue collaborations across AI and crypto ecosystems, such as Merlin Chain,” emphasized Wang Jianshuang, Chairman and CEO of CIMG Inc.

About CIMG Inc.

CIMG Inc. is a global business group specializing in digital health and sales development. Utilizing technology and marketing (including MarTech and Multi-Channel Network), the Company enhances its partners’ sales growth and commercial value. The company’s brands include Kangduoyuan, Maca-Noni, Qianmao, Huomao, and Coco-mango.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to satisfy the continuing stock market listing standards and periodic reporting requirements, to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary for its operations, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

Important Information

The offer and sale of the foregoing securities were made in a private placement in reliance on an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

For more information, please contact:

http://www.ccmg.tech

ir@ccmg.tech